UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Meta Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

December 22, 2014

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Meta Financial Group, Inc. (“Meta Financial” or the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders.  The meeting will be held at 1:00 p.m., local time, on Monday, January 26, 2015, at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the Annual Meeting.  Also enclosed is a copy of our Summary Annual Report to Stockholders and Annual Report on Form 10-K.  At the Annual Meeting, we will report on Meta Financial’s operations and outlook for the year ahead.

You are encouraged to attend the meeting in person.  Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope, or authorize a proxy by telephone or through the Internet site designated on the enclosed proxy card, as promptly as possible.  This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.

Regardless of the number of shares you own, your vote is very important.  Please act today.

The Board of Directors and management are committed to the continued success of Meta Financial and the enhancement of your investment.  As Chairman of the Board and Chief Executive Officer, I want to express my appreciation for your continued confidence and support.

Very truly yours, /s/ J. TYLER HAAHR
J. TYLER HAAHR Chairman of the Board and Chief Executive Officer

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on January 26, 2015

Notice is hereby given that the Annual Meeting of Stockholders of Meta Financial Group, Inc. will be held at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, on Monday, January 26, 2015, at 1:00 p.m., local time.  At the Annual Meeting, stockholders will be asked to:

•	Elect two (2) directors, each for a term of three (3) years;

•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote”); and

•	Approve the amendment and restatement of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the “2002 Plan”) to (a) include provisions that permit certain awards thereunder to be eligible for the performance-based award exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (b) extend the term of the 2002 Plan for an additional five years.

Your Board of Directors recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the non-binding advisory vote to approve the compensation paid by the Company to our “named executive officers,” and “FOR” the approval of the amendment and restatement of the 2002 Plan to include the performance based award provisions and to extend the term of the 2002 Plan.

Stockholders also will transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.  We are not aware of any other business to come before the meeting.

The record date for the Annual Meeting is December 8, 2014.  Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

A proxy card and proxy statement for the Annual Meeting are enclosed.  Whether or not you plan to attend the Annual Meeting in person, please take the time to vote now by signing, dating and mailing the enclosed proxy card in the accompanying postpaid return envelope, or authorize a proxy by telephone or through the Internet site designated on the enclosed proxy card, which is solicited on behalf of the Board of Directors.  Your proxy will not be used if you attend and vote at the Annual Meeting in person, and your proxy selection may be revoked or changed prior to the Annual Meeting.  Regardless of the number of shares you own, your vote is very important.  See the instructions on how to vote by telephone or the Internet on page 3 of our proxy statement.  Please act today.

Thank you for your continued interest and support.

By Order of the Board of Directors, /s/ J. TYLER HAAHR
J. TYLER HAAHR
Chairman of the Board and Chief Executive Officer

Sioux Falls, South Dakota
December 22, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 2015.

The proxy statement and annual report and this notice are available online at www.proxyvote.com.

YOU CAN VOTE OVER THE INTERNET BY LOGGING ON TO WWW.PROXYVOTE.COM, AND FOLLOWING THE INSTRUCTIONS PROVIDED.  TO VOTE OVER THE INTERNET, YOU WILL BE REQUIRED TO ENTER THE UNIQUE CONTROL NUMBER IMPRINTED ON YOUR PROXY CARD.  YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-690-6903.

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.  A PRE‑ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.  YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., which is assisting Meta Financial, toll-free at (800) 737-3426.

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held January 26, 2015

INTRODUCTION

The Board of Directors of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) is using this proxy statement to solicit proxies from the holders of Company common stock for use at Meta Financial’s Annual Meeting of Stockholders (“Annual Meeting”).  We are commencing mailing of this proxy statement and the enclosed proxy card to our stockholders on or about December 22, 2014.

Certain information provided herein relates to MetaBank, which is a wholly owned subsidiary of Meta Financial.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting; Matters to be Considered at the Annual Meeting

Time and Place of the Annual Meeting.  Our Annual Meeting will be held as follows:

Date:	January 26, 2015
Time:	1:00 p.m., local time
Place:	MetaBank
5501 South Broadband Lane
Sioux Falls, South Dakota

Matters to be Considered at the Annual Meeting.  At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal 1.                To consider and vote upon the election of two (2) directors, each for a three-year term;

Proposal 2.                To approve by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote”); and

Proposal 3.                To approve the amendment and restatement of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan to (a) include performance-based award provisions, and (b) extend the term of such plan for an additional five years.

The stockholders will also transact any other business that may properly come before the Annual Meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Voting Rights; Vote Required

Voting Rights of Stockholders.  December 8, 2014 is the record date for the Annual Meeting (the “Record Date”).  Only stockholders of record of Meta Financial common stock as of the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.  You are entitled to one vote for each share of Meta Financial common stock that you own.  On the Record Date, a total of 6,193,879 shares of Meta Financial common stock were outstanding and entitled to vote at the Annual Meeting.

Employee Plan Shares.  We maintain the Meta Financial Employee Stock Ownership Plan (the “ESOP”) and the MetaBank Profit Sharing 401(k) Plan (collectively, the “Employee Plans”), which hold collectively 4.1% of the Meta Financial common stock outstanding as of the Record Date.  Subject to certain eligibility requirements, employees of Meta Financial and MetaBank participate in one or both of the Employee Plans.  Each participant in an Employee Plan is entitled to instruct the trustee of such Employee Plan as to how to vote such participant’s shares of Meta Financial common stock allocated to his or her Employee Plan account.  If an Employee Plan participant properly executes the voting instruction card distributed by the Employee Plan trustee, the Employee Plan trustee will vote such participant’s shares in accordance with the participant’s instructions.  If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee may vote such shares in its discretion.  If the Employee Plan participant fails to give timely or properly executed voting instructions to the trustee with respect to the voting of the common stock that is allocated to the participant’s Employee Plan account, the Employee Plan trustee may vote such shares in its discretion.  The Employee Plan trustee will vote the shares of Meta Financial common stock held in the Employee Plans but not allocated to any participant’s account in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their allocated shares.  As of the Record Date, all the shares held in the Employee Plans were allocated.

Shares held by a Broker.  If you are the beneficial owner of shares held by a broker in “street name,” your broker, as the record holder of the shares, will vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items.  A broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have “discretionary” authority to vote those shares on such matter.  The election of directors is considered a “non-discretionary” matter.  Accordingly, your broker may not vote your shares with respect to the three proposals without instructions from you.

Votes Required for Quorum.  A quorum is necessary in order for us to conduct the Annual Meeting, and if one-third of all the shares entitled to vote are in attendance at the meeting, either in person or by proxy, then the quorum requirement is met.  Broker non-votes will be counted for purposes of determining whether there is a quorum.

Votes required to approve each proposal:

Proposal 1:  Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Meta Financial common stock.  This means that the two director nominees with the most affirmative votes will be elected.  Shares that are represented by a proxy which are marked “vote withheld” for the election of one or more director nominees and broker non-votes will have no effect on the vote for the election of directors, although they will be counted for purposes of determining whether there is a quorum.  If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to stand for election.

Proposal 2:  Say-on-Pay. This is a non-binding advisory vote.  While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board, including the Compensation Committee of the Board, will consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

Proposal 3:  Approval of the Amendment and Restatement of the 2002 Plan. Approval of the amendment and restatement of the 2002 Plan to (a) include performance-based award provisions used to determine executive compensation under the 2002 Plan, and (b) to extend the term of the 2002 Plan for an additional five years; requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2015 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

Effect of Broker Non-Votes.  Brokers, banks or other nominees who hold shares in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange).  On non-routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions.  A “broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter.  Each of Proposal 1:  Election of Directors, Proposal 2:  Say-on-Pay, and Proposal 3:  Approval of the amendment and restatement of the 2002 Plan are considered “non-routine” matters, and your broker will not be able to vote your shares with respect to these matters without your instructions.  Broker non-votes will not be counted for any purpose in determining whether a matter has been approved.  Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees set forth in this proxy, “FOR” the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” and “FOR” the amendment and restatement of the 2002 Plan.”

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

Voting of Proxies.  You may vote in person at the Annual Meeting or by proxy.  To ensure your representation at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting.  You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date.  See “—Revocability of Proxies” below.

Voting instructions are included on your proxy card.  Shares of Meta Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions.  If properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy will vote the shares “FOR” the election of each of the director nominees, “FOR" the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” and “FOR” the amendment and restatement of the 2002 Plan.

VOTE BY TELEPHONE — 1-800-690-6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.  If you vote by telephone, please do not mail your Proxy Card.

VOTE BY INTERNET — www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the meeting date.  Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.  If you vote over the Internet, please do not mail your Proxy Card.

The Internet voting procedures are designed to authenticate Meta Financial’s stockholders’ identities, to allow Meta Financial’s stockholders to give their voting instructions, and to confirm that Meta Financial’s stockholders’ instructions have been recorded properly.  Stockholders who wish to vote over the Internet should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Any Meta Financial stockholder of record desiring to vote over the Internet will be required to enter the unique control number imprinted on such holder’s proxy card and should therefore have his or her proxy card in hand when initiating the session.  To vote over the Internet, log on to the website www.proxyvote.com, and follow the instructions provided.  Instructions are also included on the proxy card.  You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case you would receive three separate proxy cards to vote.

The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment.  We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.

Counting of Votes.  Regan & Associates, Inc., which we have engaged to serve as proxy solicitor in connection with the Annual Meeting, will collect and tabulate all proxies from brokers and banks.  Glen W. Herrick, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, will act as the inspector of election and will count the votes at the Annual Meeting.

Revocability of Proxies.  You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date (your proxy card must be received before the start of the Annual Meeting);

•	notifying the Corporate Secretary of Meta Financial in writing before the Annual Meeting that you have revoked your proxy (the notification must be received by the close of business on January 25, 2015); or

•	voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.  However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an authorization letter from the broker, bank, or nominee indicating that you were the beneficial owner of Meta Financial common stock on the Record Date if you wish to vote in person.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

Proxy Solicitation Costs.  We will pay our own costs of soliciting proxies.  In addition to this mailing, Meta Financial’s directors, officers, and employees may also solicit proxies personally, electronically, or by telephone.  We will also reimburse brokers, banks, and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.  We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies.  We estimate that the fee for such services will be approximately $7,000.

STOCK OWNERSHIP

Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial common stock as of the Record Date, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial common stock;

•	each director and director nominee of Meta Financial;

•	each “named executive officer” of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all of the current executive officers and directors of Meta Financial as a group.

The persons named in the table below have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock which that person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding for that person.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Percentage ownership is based upon 6,193,879 shares of common stock outstanding on the Record Date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Philadelphia Financial Management of San Francisco, LLC (2) 450 Sansome Street, Suite 1500 San Francisco, CA 94111	581,510	9.39%

ACP MFG Holdings, LLC (3) 400 Hamilton Avenue, Suite 230 Palo Alto, CA 94301	541,250	8.74%

Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02210	445,883	7.20%

Second Curve Capital LLC (5) 237 Park Avenue, 9th Floor New York, NY 10017	404,079	6.52%

Named Executive Officers & Directors

J. Tyler Haahr (6)	202,234	3.24%

Bradley C. Hanson (7)	118,505	1.89%

Rodney G. Muilenburg	75,861	1.22%

Troy Moore III (8)	48,408	*

Jeanne Partlow	9,828	*

Glen W. Herrick	8,225	*

Ronald W. Butterfield (9)	7,715	*

Ira D. Fredericks	2,937	*

Frederick V. Moore	1,750	*

Douglas J. Hajek	1,567	*

Elizabeth G. Hoople	150	*

Directors and executive officers of Meta Financial as a group (11 persons) (10)	477,180	7.51%

* Indicates less than 1%.

(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

(2)	This information is based on a Schedule 13F filed on November 14, 2014 for the quarter ended September 30, 2014. Philadelphia Financial Management of San Francisco, LLC had sole voting and investment power over these shares as the general partner and/or investment manager of private investment funds which own shares of Meta Financial common stock.

(3)	This information is based on a Schedule 13G filed on January 14, 2013 by ACP MFG Holdings, LLC. The investment and voting decisions of ACP MFG Holdings, LLC are made by the members of its Board of Managers. ACP Investment Fund, L.P. (“ACP Investment Fund”) has the sole power to appoint members of the Board of Managers of ACP MFG Holdings, LLC. ACP Investment Fund GP, L.P. (“ACP GP”) is the general partner of ACP Investment Fund. ACP Investment Fund Management, LLC (“ACP Management”) is the general partner of ACP GP. The investment and voting decisions of ACP Management are made by its members, and no member holds sole control of such investment or voting decisions.

(4)	This information is based on a Schedule 13F filed on November 14, 2014 for the quarter ended September 30, 2014 by Wellington Management Company, LLP (“Wellington Management”). Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940 and in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) over the shares held by its client accounts.

(5)	This information is based on a Schedule 13F filed on November 13, 2014 for the quarter ended September 30, 2014 by Second Curve Capital LLC (“Second Curve”).

(6)	Includes 49,065 shares which Mr. Haahr has the right to acquire pursuant to stock options within 60 days after the Record Date, and 87,343 shares held by a trust of which Mr. Haahr is a trustee.

(7)	Includes 81,920 shares which Mr. Hanson has the right to acquire pursuant to stock options within 60 days after the Record Date.

(8)	Includes 25,217 shares which Mr. Moore has the right to acquire pursuant to stock options within 60 days after the Record Date and 12,651 shares as to which Mr. Moore has reported shared ownership.

(9)	Includes 3,119 shares which Mr. Butterfield has the right to acquire pursuant to stock options within 60 days after the Record Date.

(10)
Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power.  Included in the shares reported as beneficially owned by all directors and executive officers are options to acquire 159,321 shares of Meta Financial common stock exercisable within 60 days after the Record Date.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, and will consist of seven members following the retirement of Ms. Partlow.  Approximately one-third of the directors are elected annually to serve for three-year periods or until their respective successors are elected and qualified.  All of our director nominees currently serve as Meta Financial directors.

The table below sets forth information regarding the members of our Board of Directors continuing in office or nominated for re-election, including their age, position(s) with Meta Financial and term(s) of office.  The following directors are “independent directors,” meeting the criteria for independence in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules:  Douglas J. Hajek, Elizabeth G. Hoople, Frederick V. Moore, Rodney G. Muilenburg, and Jeanne Partlow.

If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board of Directors names one.  At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election.  Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.  The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees.

Name	Age	Position(s) Held in Meta Financial	Director Since (1)	Term to Expire
Nominees

Frederick V. Moore	58	Vice Chairman of the Board and Lead Director	2006	2015

Troy Moore III	46	Director, Executive Vice President of Sales and Operations	2011	2015

Directors Remaining in Office

J. Tyler Haahr	51	Chairman of the Board and Chief Executive Officer	1992	2016

Bradley C. Hanson	50	Director, President	2005	2016

Elizabeth G. Hoople	56	Director	2014(2)	2016

Douglas J. Hajek	64	Director	2013	2017

Rodney G. Muilenburg	70	Director	1989	2017

(1)	Includes service as a director of MetaBank.

(2)	The Board of Directors appointed Ms. Hoople to the Board of Directors on October 27, 2014.

The principal business experience as well as the key experience, qualifications, attributes, and skills that led to a conclusion that the person should serve as a director of Meta Financial is set forth below.  All directors and nominees have held their present positions for at least five years unless otherwise indicated.

Frederick V. Moore — Mr. Moore has served as President of Buena Vista University in Storm Lake, Iowa since 1995.  He currently serves as a director of the Iowa Association of Independent Colleges and Universities, the Iowa College Foundation, and the Council for Adult and Experiential Learning.  Mr. Moore is a director of the Iowa Lakes Corridor Development Corporation and serves on the Iowa College Student Aid Commission.  He previously worked in corporate America as a strategic planner, financial analyst, and marketing executive.  Mr. Moore is an attorney who received a J.D. with honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill.  Mr. Moore has been a director of the Company since 2006.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Moore has developed through his position as President of Buena Vista University, an institution that has a $57 million annual budget, as well as his service on Meta Financial’s Audit Committee and Compensation Committee, enable him to provide the Board of Directors extensive financial and management expertise. The Board has recommended his nomination for re-election as a director of Meta Financial.

Troy Moore III — Mr. Moore is Executive Vice President of Sales and Operations of Meta Financial Group, Inc.  The Board of Directors appointed Troy Moore III to fill the vacancy on the Board of Directors created by James S. Haahr’s retirement, effective October 1, 2011.  Mr. Moore has been employed by Meta Financial Group, Inc. and its affiliates since 1997 serving as Vice President from 1997 to 1998, President of the Central Iowa Market of MetaBank from 1998 to 2005 and Vice President and Chief Operating Officer of Meta Financial Group, Inc. from 2005 to 2013.  Mr. Moore received a Bachelor of Business Administration degree from Iowa State University, Ames, Iowa.  Mr. Moore is the brother-in-law of Mr. Haahr.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Moore has developed through his years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial. The Board has recommended his nomination for re-election as a director of Meta Financial.

J. Tyler Haahr — Mr. Haahr is Chairman of the Board and Chief Executive Officer of Meta Financial Group, Inc. and MetaBank.  The Board of Directors elected Mr. Haahr to serve as its Chairman effective October 1, 2011.  Mr. Haahr has been employed by Meta Financial and its affiliates since March 1997.  He was previously a partner with the law firm of Lewis and Roca LLP, Phoenix, Arizona.  Mr. Haahr is the immediate past Chairman of the board of directors of the Sioux Falls Family YMCA.  Mr. Haahr received his B.S. degree with honors at the University of South Dakota in Vermillion, South Dakota.  He graduated with honors from the Georgetown University Law Center, Washington, D.C.  Mr. Haahr is the brother-in-law of Troy Moore III.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Haahr has developed through his years of service as Chief Executive Officer of Meta Financial and MetaBank, as well as his legal background, enable him to provide the Board of Directors extensive expertise regarding the operations, management and regulation of Meta Financial.

Bradley C. Hanson — Mr. Hanson is President of both Meta Financial Group, Inc. and MetaBank, and he is the Division President for the Meta Payment Systems division of MetaBank.  He serves on the Board of Directors and Executive Committee for the Network Branded Prepaid Card Association.  Mr. Hanson has been employed by MetaBank since May 2004.  From 1991 until joining MetaBank in May 2004, Mr. Hanson was employed by Bankfirst in Sioux Falls, South Dakota, where he served in a variety of capacities, including Senior Vice President of Payment Systems from March 2001 to April 2004.  Mr. Hanson received his B.A. degree in Economics from the University of South Dakota in 1988.  He attended the ABA School of Bankcard Management at the University of Delaware in 1996 and the ABA Graduate School of Bankcard Management at the University of Oklahoma in 1997.  Mr. Hanson has been a director of the Company since 2005.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Hanson has developed through his years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial.

Elizabeth G. Hoople — Ms. Hoople currently serves as a strategic marketing and payments industry consultant with Augmind Inc., a consulting firm she formed in March 2013. From 1998 through March 2013, Ms. Hoople served in various capacities with Wells Fargo & Co. Most recently, she served as Senior Vice President and Division Marketing Manager for Wells Fargo’s Consumer Lending Group where she led marketing strategy and product management for Wells Fargo’s credit card portfolio. Ms. Hoople received a Bachelor of Music degree from Bowling Green State University in 1981.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Ms. Hoople has developed through her years of involvement in various capacities in the financial services industry enable her to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial.

Douglas J. Hajek — Mr. Hajek is a Partner in the Sioux Falls, South Dakota law firm of Davenport, Evans, Hurwitz & Smith, LLP where he his practice is concentrated in corporate, finance and banking matters.  Prior to joining Davenport Evans in 2000, Mr. Hajek worked as a commercial banker, mortgage banker and lobbyist.  He currently serves on the Board of the Sioux Falls Area Chamber of Commerce Foundation, the South Dakota Building Authority, and the Sioux Falls Area Community Foundation.  Mr. Hajek received a J.D. with honors from the University of South Dakota, an M.A. in Business from the University of Northern Colorado and a B.S. in Economics from South Dakota State University.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Hajek has developed through his banking, lobbying and legal work as well as his service on Meta Financial’s Compensation Committee and Nominating Committee enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial.

Rodney G. Muilenburg — Mr. Muilenburg is a retired dairy specialist with Purina Mills, Inc.  Mr. Muilenburg received a B.A. degree in Biological Science from Northwestern College, Orange City, Iowa; an M.A. degree in secondary school education from Mankato State University, Mankato, Minnesota; and a Specialist Degree in secondary school administration from Mankato State University, Mankato, Minnesota.  The Board of Directors believes that the experience, qualifications, attributes, and skills that Mr. Muilenburg has developed through his commercial and agribusiness background, and his service on Meta Financial’s Audit Committee, Compensation Committee and Nominating Committee enable him to provide the Board of Directors extensive financial, operations and management expertise and that he should continue to serve as a director of Meta Financial.

COMMUNICATING WITH OUR DIRECTORS

The Company has no formal process by which stockholders may communicate directly with directors, although it believes that its informal process, in which any communication addressed to the Board of Directors at the Company’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, in care of Investor Relations, the Chairman of the Board, or other corporate officer is forwarded to the Board, has served the Board’s and stockholders’ needs.  There is currently no screening process, and all stockholder communications that are received by officers for the Board’s attention are forwarded to the Board.  In view of SEC disclosure requirements relating to this issue, the Board may consider the development of more specific procedures.  Until any other procedures are developed, any communications to the Board should be sent to it in care of Investor Relations.

MEETINGS AND COMMITTEES

Meetings

Meetings of the Board of Directors are generally held on a monthly basis.  The Board of Directors conducted 12 regular meetings during fiscal 2014.  Each director attended at least 75% of the Board meetings and any committees on which he or she served during fiscal 2014.

Committees

During fiscal 2014, the Board of Directors of Meta Financial had an Audit Committee, Compensation Committee and Nominating Committee. Charters of each of the committees can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Governance.”

The current committee assignments are shown below:

Audit Committee	Compensation Committee	Nominating Committee

Jeanne Partlow (Chairperson) Elizabeth G. Hoople Frederick V. Moore Rodney G. Muilenburg	Rodney G. Muilenburg (Chairperson) Douglas J. Hajek Elizabeth G. Hoople Frederick V. Moore Jeanne Partlow	Frederick V. Moore (Chairperson) Douglas J. Hajek Elizabeth G. Hoople Rodney G. Muilenburg Jeanne Partlow

The Audit Committee met six times during fiscal 2014.  The functions of the Audit Committee are as follows:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and regulatory compliance;

•	Monitor the independence and performance of the Company’s independent registered public accounting firm and internal auditing department; and

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Compensation Committee met six times during fiscal 2014.  The functions of the Compensation Committee are as follows:

•	Make salary and bonus recommendations to the Board of Directors and determine the terms and conditions of employment of the officers of Meta Financial and MetaBank;

•	Oversee the administration of our employee benefit plans covering employees generally;

•	Administer our stock incentive plan; and

•	Make recommendations to the Board of Directors with respect to our compensation policies and changes in year-to-year compensation packages.

The Nominating Committee, which met six times during fiscal 2014, is comprised entirely of “independent directors”, meeting the criteria for independence in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules.  Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Nominating Committee, or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the By-laws of Meta Financial.  Pursuant to the By-laws, nominations by stockholders must be delivered in writing to the Secretary of Meta Financial at least 30 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to stockholders, to be timely, notice by the stockholder must be received at the executive offices of Meta Financial not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made.  Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.  In evaluating candidates proposed by either the Board or stockholders, the Board looks for director candidates who possess the skills, experience, professional background and commitment necessary to contribute significantly to the Board.  In making its determinations, the Board considers all relevant laws and regulations as well as other factors deemed important by it (such as the present composition of the Board).  The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the financial and accounting experience of a candidate, including whether an individual qualifies as an audit committee financial expert.  Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s role as a community-based financial institution.

The Company is incorporated in Delaware and has held its annual meetings in Iowa or South Dakota since its incorporation. Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions. Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities. In view of the fact that stockholders have not historically attended our annual meetings, and that a majority of our directors have historically attended our annual meetings, we have not adopted a policy regarding the attendance of directors at the annual meeting.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to our principal executive officer and senior financial officers, a copy of which can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Governance.”  If we make substantive amendments to the Code of Ethics that are applicable to our principal executive or financial officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K in a timely manner.

Separation of Board Chairman and CEO

The Board of Directors has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer.  The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and an independent Vice Chairman and Lead Director, is in the best interests of the Company and its stockholders.  The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given J. Tyler Haahr’s in-depth knowledge of the Company’s business, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of customers.  As Chief Executive Officer, Mr. Haahr is intimately involved in the day‑to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the Board.  The Board believes that the combination of the Chairman and Chief Executive Officer roles as part of a governance structure that includes an independent Lead Director provides an effective balance for the management of the Company in the best interests of its stockholders.

Risk Oversight

The Board of Directors of the Company is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors retains responsibility for general oversight.  The Board of Directors endeavors to satisfy this responsibility by evaluating reports by each committee chair regarding the committee’s considerations and actions, as well as by evaluating reports received from Company officers responsible for the oversight of particular risks within the Company, particularly MetaBank’s Chief Risk Officer who reports to the Company’s Audit Committee.  Risks relating to the direct operations of MetaBank are overseen by the Board of Directors of the Company, as they also serve as directors of MetaBank.  The directors also oversee risk of MetaBank through the directors’ membership on MetaBank’s Committees.  In particular, all the Company’s Audit Committee members serve on MetaBank’s Audit Committee.  The Board of Directors of MetaBank also has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of the Company.  Further, MetaBank’s Board of Directors oversees risks through the establishment of policies and procedures, recommended by MetaBank’s Chief Risk Officer and other officers that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to MetaBank.  Finally, the Board also takes into account observations and recommendations of its regulators.

Audit Committee Matters

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial Group, Inc., specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.

Audit Committee Report.  The Audit Committee has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended September 30, 2014:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2014 audited financial statements;

•	The Audit Committee has discussed with the Company’s independent registered public accounting firm (KPMG LLP) the matters required to be discussed by Auditing Standard No. 16 - Communications with Audit Committee;

•	The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2014 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Submitted by the Audit Committee of the Company’s Board of Directors:

Elizabeth G. Hoople       Frederick V. Moore      Rodney G. Muilenburg      Jeanne Partlow

Audit Committee Member Independence; Audit Committee Financial Expert; and Audit Committee Charter.  Each member of the Audit Committee is a non-employee director who (1) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) has not participated in the preparation of the financial statements of Meta Financial or any of its current subsidiaries at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of comprehensive income, and cash flow statement.  Our Board of Directors has determined that our Audit Committee has at least one member who qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.  The Board has determined that Ms. Partlow, based upon her experience, training and education, qualifies as an audit committee financial expert by virtue of the fact that she has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

COMPENSATION OF DIRECTORS

The following table sets forth compensation information for the fiscal year ended September 30, 2014, for the Company’s non-employee directors.  Compensation for directors who are “named executive officers” is set forth in the “Summary Compensation Table” set forth below. Director compensation is determined by the full Board of Directors.  No compensation consultants are utilized to determine total non-employee director compensation, although the Board does utilize comparative sources and other secondary materials to determine, in its opinion, the adequacy of such compensation.

The elements of compensation paid to the Company’s non-employee directors during the year ended September 30, 2014 were as follows:

•	A prorated annual retainer of $7,500 through January 27, 2014 and $9,000 thereafter for service on the Company’s Board;

•	A prorated annual retainer of $6,500 through January 27, 2014 and $7,500 thereafter for service on the MetaBank Board;

•	A fee of $800 for each meeting attended of the MetaBank Board through January 27, 2014 and $1,000 thereafter;

•	A prorated annual retainer of $2,500 through January 27, 2014 and $3,000 thereafter for the chairman of the Company’s Audit Committee;

•	A prorated annual retainer of $1,000 following January 27, 2014 for the chairman of MetaBank’s Compensation and Compliance Committees;

•	An annual retainer of $3,500 for directors on MetaBank’s Loan Committee;

•	A fee of $250 for each committee meeting attended of MetaBank’s Audit, Compensation and Compliance Committees through January 27, 2014 and $350 thereafter;

•	Restricted stock awards of 450 shares of the Company’s common stock granted on February 3, 2014, vesting immediately; and

•	Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Director Compensation

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
E. Thurman Gaskill(2)	$4,150	$0	$4,150
Douglas J. Hajek	$36,566	$21,391	$57,957
Frederick V. Moore	$34,050	$17,096	$51,146
Rodney G. Muilenburg	$37,350	$17,096	$54,446
Jeanne Partlow	$41,550	$17,096	$58,646

(1)	Awards for 2014 reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 12 to our Consolidated Financial Statements included in our fiscal 2014 Annual Report on Form 10-K.

(2)	Mr. Gaskill’s term on the Board ended on January 27, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Fiscal Year 2014

Overview

The following Compensation Discussion and Analysis discusses the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “named executive officers” or “NEOs”). For purposes of this discussion, the NEOs include the following: J. Tyler Haahr, Chairman of the Board and Chief Executive Officer; Bradley C. Hanson, President; Troy Moore III, Executive Vice President; Glen W. Herrick, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; Ira D. Frericks, Executive Vice President and Chief Operating Officer; and Ronald W. Butterfield, Executive Vice President and Chief Administrative Officer.

The Compensation Committee of the Board (for purposes of this section, the “Compensation Committee”) reviews annual salaries and bonuses of the Company’s executive officers, including the NEOs, and makes recommendations to the Board of Directors for review and approval. The Compensation Committee also administers the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the “2002 Plan”), including the approval of all grants of restricted stock and performance awards, including grants to the NEOs.

The compensation approval process, which is undertaken in the last month of each fiscal year, consists of annual performance evaluations that are completed by each executive officer’s immediate supervisor.  Based on that individual evaluation, the relevant metrics for Company performance, and updated salary data on comparable positions, the Chairman and Chief Executive Officer prepared proposed salary adjustments for all executives other than himself for the fiscal year ended September 30, 2014.  The Compensation Committee makes salary adjustment recommendations to the Board of Directors with respect to the compensation of the Chairman and Chief Executive Officer and the remaining executives for review, discussion and approval.  The full Board of Directors, with affected executive officers recusing themselves and abstaining from voting when appropriate, then reviews the recommendations of the Compensation Committee and approves the final compensation amounts except for equity awards which, as described above, are awarded without review or approval by the Board of Directors.  Regarding the compensation components, equity awards are effective as of September 30th, and compensation adjustments are effective on the first payroll period following October 1st of each year and remain in effect until the following September 30th.  Equity awards under the 2002 Omnibus Incentive Plan are subject to the approval by the Compensation Committee, are dependent on the availability of authorized shares under the Plan, and are determined in accordance with the same criteria used by the Compensation Committee and the Board of Directors in determining the award of cash incentive compensation described above.

As described below, in establishing base salary and incentive compensation awards for fiscal year 2014, the Compensation Committee considered the advice of two compensation consulting firms, The Hay Group and McLagan (an Aon Hewitt Company).  The Hay Group was engaged by the Compensation Committee in 2010 to conduct a total compensation review to analyze the competitiveness of the Company’s compensation arrangements (base salary, bonus and long‑term incentive compensation) for its senior executives.  The total compensation review involved the analysis of the comparison of the Company’s senior executive officer positions to similar positions within The Hay Group’s proprietary General Industry database and of compensation paid at peer organizations in the financial services/banking industry.  The Hay Group presented a compensation strategy covering a three year period.  Findings were summarized for each senior executive’s position against the comparator markets for base salary, total cash and total direct compensation.

During 2013, the Compensation Committee engaged McLagan to help it develop an executive compensation philosophy and to further refine its executive compensation guidelines with a view towards encouraging and rewarding executives for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the Federal rules and regulations governing financial institutions.  The Compensation Committee considered both the Hay Group review and advice from McLagan in making compensation decisions for fiscal year 2014.

None of the NEOs was party to an employment agreement with the Company during fiscal year 2014, although certain provisions of prior agreements, including those relating to non-competition, remain in effect.  The Company believes that employment agreements with executive officers provide a retention benefit that is of value to the Company and its stockholders.  As a result, the Company has authorized the entry into employment agreements with its NEOs during fiscal year 2015.

Compensation Philosophy

The Compensation Committee adopted the following Executive Compensation Philosophy in April 2014:

“The quality of our employees, including our executive management, is critical to executing our business strategy and operating plans.  To meet our primary goal of attracting, retaining, and rewarding highly qualified executives for achieving and maintaining superior levels of performance that contribute to long-term shareholder value, our compensation programs are designed with the following principles in mind:

•	We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with whom the Company and its subsidiaries compete for talent.

•	Our compensation programs are designed to encourage and reward behaviors that ultimately contribute to the achievement of organizational goals.

•	Pay programs and practices reinforce our commitment to providing a work environment that promotes respect, teamwork, and individual growth opportunities.

Consistent with this overall philosophy, we have designed our compensation programs to be relatively straightforward and transparent to stockholders.

The Compensation Committee designed the Company’s overall compensation program and makes decisions regarding individual executive compensation within the context of “total compensation” that takes into account the overall package of salaries, incentives, and benefits provided to each executive.  Our philosophy is to emphasize incentive compensation more than executive benefits and perquisites.  Our goal is to tie a significant percentage of an executive’s compensation to the achievement of Company financial and performance goals.  Accordingly, the Company strives to set base salaries at competitive levels, with an opportunity for each executive to be well-rewarded through the annual incentive bonus and equity grants if the Company meets its performance objectives.”

The compensation philosophy will be reviewed and approved periodically by the Compensation Committee.  Decisions made by the Compensation Committee and the Board of Directors relative to compensation take into consideration current applicable rules, regulations and guidance as they are understood at the time and are made with the goal of being compliant with such requirements.

Fiscal Year 2014 Executive Compensation Components

For the fiscal year ended September 30, 2014, the principal components of compensation for the NEOs were:

•	Base salary;

•	Annual cash incentive bonuses and equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other personal benefits

As stated above, the Board chooses to compensate the Company’s executive officers, including the Company’s NEOs, in this way because they believe such a compensation program should reward individual performance and incentivize executives to achieve and maintain superior levels of performance that contribute to long-term shareholder value. The Board also believes such a compensation structure is in conformity with packages paid by similar financial institutions. The executive officer compensation program is reviewed by the Compensation Committee on an annual basis and revised as considered necessary.

Base Salary

It is the policy of Meta Financial to provide a level of base compensation which is commensurate with the position and the demonstrated abilities of the individual executive officer. Individual base compensation is considered a function of the position and the past experience, the level of achievement and the anticipation of continued performance of the officer. Base compensation is reviewed by the Compensation Committee and recommendations are made to the Board of Directors at least annually and adjusted by the Board as considered appropriate.

A review of individual performance includes factors which demonstrate conformity with the responsibility for the safe and sound operation of the Company. The relevance of specific factors varies based on the individual position and includes such items as compliance with internal policies, accepted business practices and regulatory requirements; observed leadership and administrative abilities; the level of technical competence demonstrated in carrying out the responsibilities of the position; and the ability to plan and respond to changing circumstances.  No specific quantitative goals are established for these factors in the determination of base compensation; however, quantitative achievements and market leadership are used in part in the determination of incentive compensation (discussed more fully below). The goals and objectives as outlined in MetaBank’s strategic business plan also are factors in the measurement of individual performance.

Annual Cash and Equity Incentive Compensation

A program of incentive compensation has been established to reward those officers who provide a level of performance for the Company which warrants recognition in the form of compensation above base compensation amounts. Incentive compensation is based upon (i) performance by the individual and (ii) overall Company performance. The fiscal year 2014 compensation awards made to the NEOs were such that total cash incentive compensation could not exceed 50% of base salary for any NEO, the same as those in place for fiscal year 2013.  The fiscal year 2014 compensation awards made to the NEOs were such that total equity incentive compensation for the NEOs ranged from a maximum of 25-100% of base salary. Neither the Board nor the Compensation Committee is required to authorize incentive compensation to eligible executive officers if, as determined by the Board or the Compensation Committee, respectively, the officer’s performance does not warrant such awards.

Primary factors considered by the Compensation Committee and the Board of Directors for incentives for fiscal year 2014 included the following: significant increases in net income, tangible book value per common share, and average assets; the significant increase in MetaBank loans; non-performing assets of approximately 0.05%; a significant increase in total average deposit growth; release from the Consent Order by the Office of the Comptroller of the Currency (“OCC”) in August 2014; recognition of Meta Payment Systems (“MPS”) as one of the two leading payments and prepaid card issuers in the United States; entrance by MPS into agreements with three new program managers; continued compliance with applicable regulations, additional administrative, staffing and systems enhancements to support oversight and growth while continuing to grow the balance sheet and income; and other measurable factors relating to the performance of the Company, MetaBank and MPS.

After appropriate recusals and based upon a recommendation from the Compensation Committee, the Board of Directors awarded cash incentive compensation to all NEOs at an amount equal to 50% of base salary for fiscal year 2014.   Cash incentive compensation is taxable as income to the executive officer at the time it is paid, and the Company generally receives a corresponding compensation deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below).

In addition, the Compensation Committee, in its sole discretion, awarded equity incentive compensation in the form of shares of Company restricted stock to all NEOs in amounts ranging from 25-75% of base salary. The number of shares of stock awarded was determined by taking the indicated percentage multiplied by base salary, and then divided by a fixed price of $35.25 (which is the closing stock price as of September 30, 2014). During fiscal year 2015, the Compensation Committee determined that any stock granted as incentive compensation in fiscal year 2015 shall not be immediately and fully vested, but rather shall be subject to the following vesting schedule: 50% will be immediately vested on the date of grant and the remaining 50% shall become vested in equal installments over the following three years.  The executive officer compensation program is reviewed by the Board of Directors on an annual basis and revised as considered necessary.

Once awarded, incentive payments or awards may not be recovered by the Company (i.e., the Company does not use “clawback” provisions with respect to its compensation packages).

Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other three highest paid executive officers (not including the Company’s chief financial officer) unless this compensation qualifies as “performance-based” compensation and satisfies other specific requirements under Code Section 162(m). Based on the applicable tax regulations, taxable compensation derived from the exercise of stock options by senior executives under the Company’s 2002 Omnibus Incentive Plan should qualify as performance-based for purposes of Code Section 162(m). The Compensation Committee currently intends to maximize the tax deductibility of compensation other than stock options paid to executive officers, where possible. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, it may, from time to time, pay compensation to our executive officers that may not be deductible due to the limit imposed by Code Section 162(m).

A summary of the base salaries, annual cash incentive bonuses and equity incentive compensation paid or awarded to each named executive officer for fiscal year 2014 is provided in the table below:

		Cash Incentive Bonus		Equity Incentive Compensation Stock Awards
Name	Base Salary	Percentage of Base Salary	Amount ($)	Percentage of Base Salary	Number of Shares Acquired (#)
J. Tyler Haahr	$520,000	50%	$260,000	75%	5,484
Bradley C. Hanson	520,000	50%	$260,000	75%	6,931
Glen W. Herrick	225,000	50%	$112,500	55%	3,511
Troy Moore III	252,350	50%	$126,175	25%	1,790
Ira D. Frericks	210,000	50%	$105,000	25%	1,008
Ronald W. Butterfield	215,000	50%	$107,500	25%	1,107

Retirement Benefits

Most of our employees, including all of our NEOs,  participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. Our NEOs also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan” or “BEP”) and related Trust Agreement. This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified retirement plan account.

Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution.

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable it to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Attributed costs of the perquisites and personal benefits for the NEOs for fiscal year 2014 are included in the “Summary Compensation Table” below. The costs shown are for personal use of a Company-provided automobile (based on mileage driven and depreciation), life insurance premiums, personal use of a Company-paid country club membership and gift cards, and are taxable income to the NEOs who received those perquisites and personal benefits. The Company generally receives a corresponding compensation deduction (subject to the limitations of Code Section 162(m), as described above).

Compensation Risk Analysis

During 2014, the Compensation Committee reviewed the Company’s compensation practices to ensure that the Company’s compensation structure, as designed and executed, does not motivate excessive risk-taking that could adversely impact the long-term value of the Company

After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk taking.  This conclusion reflected a review of various factors, such as fostering an appropriate risk management culture. The Compensation Committee will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could adversely impact the long-term value of the Company

Consideration of Say-On-Pay Voting Results

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by 94.6% of the votes cast for the Company’s “say-on-pay” vote at the Company’s 2014 annual meeting. Based in part on such vote, the Compensation Committee determined that the Company’s executive compensation objectives and compensation elements continued to be appropriate and did not make changes in response to such “say-on-pay” vote.

Compensation Tables

The following table sets forth compensation information for the fiscal year ended September 30, 2014, for the Company’s named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Tyler Haahr	2014	$520,000	$407,112		$509,031	$260,000	$122,954	(3)	$1,819,097
Chairman of the	2013	408,446	322,442	(2)	159,973	204,224	97,844		1,192,928
Board and Chief Executive Officer	2012	396,550	324,539	(2)	75,220	198,275	82,493		1,077,077

Bradley C. Hanson	2014	$520,000	$407,121		$477,025	$260,000	$109,093	(4)	$1,773,239
President	2013	360,500	376,619	(2)	--	180,250	81,779		999,148
	2012	360,500	385,614	(2)	--	180,250	72,503		998,867

Glen W. Herrick	2014	$225,000	$123,780		--	$112,500	$32,119	(6)	$493,399
Executive Vice
President, Chief Financial Officer, Treasurer and Secretary (5)

Troy Moore III	2014	$252,350	$80,209		$49	$126,175	$60,667	(7)	$519,450
Executive Vice	2013	252,350	47,654		4	63,088	50,671		413,767
President	2012	252,350	73,852		8	126,175	55,295		507,680

Ira D. Frericks	2014	$210,000	$52,519		--	$105,000	$33,536	(9)	$401,055
Executive Vice
President and Chief
Operating Officer (8)

Ronald W.	2014	$215,000	$53,750		--	$107,500	$38,362	(11)	$414,612
Butterfield
Executive Vice President and Chief Administrative Officer (10)

(1)	Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 12 to our Consolidated Financial Statements included in our fiscal 2014 Annual Report on Form 10-K.

(2)	Includes bonuses paid in fully vested shares of restricted stock on September 30, 2012 with respect to the fiscal year ended September 30, 2012, on September 30, 2013 with respect to the fiscal year ended September 30, 2013, and on September 30, 2014 with respect to the fiscal year ended September 30, 2014. For Messrs. Haahr, Hanson and Moore, includes fully vested shares of restricted stock awarded as director compensation valued at $10,764 for 2012, $16,100 for 2013 and $17,096 for 2014.

(3)	Includes $74,795 as a Company contribution to the Benefit Equalization Plan, $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $9,000 for director compensation, and personal use of company owned auto, personal portion of country club membership costs, and life insurance premiums and a gift card.

(4)	Includes $75,438 as a Company contribution to the Benefit Equalization Plan, $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $9,000 for director compensation, and life insurance premiums and a gift card.

(5)	Mr. Herrick first became an executive officer on October 1, 2013.

(6)	Includes $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $7,502 as a Company contribution to the Benefit Equalization Plan, and life insurance premiums and a gift card.

(7)	Includes $15,641 as a Company contribution to the Benefit Equalization Plan, $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $9,000 for director compensation, and personal use of company owned auto, personal portion of country club membership costs, and life insurance premiums and a gift card.

(8)	Mr. Frericks first became an executive officer on October 1, 2013.

(9)	Includes $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $9,002 as a Company contribution to the Benefit Equalization Plan, and life insurance premiums and a gift card.

(10)	Mr. Butterfield first became an executive officer on October 1, 2013.

(11)	Includes $12,856 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,042 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $9,700 as a Company contribution to the Benefit Equalization Plan, and life insurance premiums and a gift card.

Material Terms of Employment

MetaBank entered into employment agreements with each of J. Tyler Haahr, Bradley C. Hanson and Troy Moore III.  Each employment agreement provided for a minimum annual base salary and an initial term of three years.  Each agreement provided for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary date under the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of MetaBank and their approval to extend (a “Rollover”).  The agreements provide for termination upon such executive’s death, for cause, upon certain events specified by regulations of the Office of the Comptroller of the Currency (“OCC”) or by such executive upon 90 days’ notice to MetaBank.  Notwithstanding any provisions to the contrary in the agreements, pursuant to administrative actions taken by the OTS against the Bank via supervisory directive and formally in July 2011, and subject to certain exceptions, no golden parachute payments (generally payments that are contingent upon termination of employment of Messrs. Haahr, Hanson and Moore) were permissible during the term of the Consent Order against the Bank, including those payments described below under “Potential Payments Upon Termination or Change-in-Control.”  MetaBank’s regulators also construed the rule to prohibit a Rollover.  Accordingly, at September 30, 2013, each of the agreements terminated in accordance with its terms, although certain provisions of each of the agreements, including those relating to non-competition, extend beyond such termination.  Effective for the first pay period following October 1, 2014, the base salaries of each of the NEOs were as follows; Mr. Haahr - $550,000; Mr. Hanson -- $550,000, Mr. Herrick - $255,000; Mr. Moore - $252,350; Mr. Frericks - $218,500; and Mr. Butterfield - $230,000.

An incentive compensation program has been established to reward those named executive officers who provide a level of performance to the Company which warrants recognition in the form of compensation above base compensation amounts.  Incentive compensation is based upon (1) performance by the individual and (2) overall Company performance.  Yearly incentive awards are tied to Company current year performance and to other quantifiable metrics that demonstrate the strengthening and broadening of the Company’s banking and payments businesses.  The compensation awards made at the conclusion of fiscal year 2014 were such that total cash incentive compensation did not exceed 50% of base compensation and stock-based compensation could not exceed 75% of base compensation.  Both cash incentive and stock-based compensation varied by the executive officer.  Neither the Board nor the Compensation Committee is required to authorize incentive compensation to eligible executive officers if, as determined by the Board or the Compensation Committee, respectively, the officer’s performance does not warrant such awards.

Calculation of 2014 Restricted Stock Awards Pursuant to the 2002 Omnibus Incentive Plan

The number of restricted shares awarded for the year ended September 30, 2014 was determined by taking the applicable percentage of base compensation times base compensation, divided by the closing bid price of $35.25 per share on September 30, 2014.  The number of restricted shares awarded for the year ended September 30, 2013 was determined by taking the applicable percentage of base compensation times base compensation, divided by the closing bid price of $37.99 per share on September 30, 2013.

Grant of Plan Based Awards

The following table sets forth information concerning stock awards earned during the fiscal year ended September 30, 2014, for the Company’s named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
J. Tyler Haahr	9/30/14	5,484	$193,311
Bradley C. Hanson	9/30/14	6,931	$244,318
Glen W. Herrick	9/30/14	3,511	$123,763
Troy Moore III	9/30/14	1,790	$63,098
Ira D. Frericks	9/30/14	1,008	$35,532
Ronald W. Butterfield	9/30/14	1,107	$39,022

(1)	Represents awards of restricted stock that vested in full on the grant date.

(2)	Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 12 to our Consolidated Financial Statements included in our fiscal 2014 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of September 30, 2014, concerning unexercised stock options and unvested restricted stock held by the Company’s named executive officers.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

J. Tyler Haahr	2,160	18.870	9/30/15
	8,940	24.430	9/29/16
	7,155	39.840	9/28/17
	15,766	16.000	9/30/18
	8,449	23.010	9/30/19
	6,595	31.790	9/30/20

Bradley C. Hanson	3,937	18.870	9/30/15
	20,000	20.415	10/24/15
	25,700	24.430	9/29/16
	5,400	39.840	9/28/17
	13,514	16.000	9/30/18
	7,407	23.010	9/30/19
	5,962	31.790	9/30/20

Glen W. Herrick	-	-	-	3,000	(3)	105,750

Troy Moore III	4,800	24.430	9/29/16
	4,275	39.840	9/28/17
	6,250	16.000	9/30/18
	5,556	23.010	9/30/19
	4,336	31.790	9/30/20

Ira D. Frericks	-	-	-

Ronald W. Butterfield	2,000	39.840	9/28/17
	1,119	31.790	9/30/20

(1)	All of the unexercised option awards are fully vested.

(2)	The dollar value of the awards is calculated using the closing market price of $35.25 per share of our unrestricted common stock on September 30, 2014.

(3)	One third of these shares of time-vested restricted stock vest on each of March 29, 2015, 2016 and 2017.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options and restricted stock held by the Company’s named executive officers that vested during the fiscal year ended September 30, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
J. Tyler Haahr	22,950	$325,202	5,934	$210,407
Bradley C. Hanson	20,984	$348,905	7,381	$261,413
Glen W. Herrick	--	$--	4,511	$149,433
Troy Moore III	8,812	$178,049	2,240	$80,193
Ira D. Frericks	--	$--	1,008	$35,532
Ronald W. Butterfield	--	$--	1,107	$39,022

(1)	Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on the vesting date.

Pension Benefits

The following table sets forth information for each plan that provides benefits at, following or in connection with the retirement of the Company’s named executive officers as of the fiscal year ended September 30, 2014.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(1)
J. Tyler Haahr	MetaBank Profit Sharing 401(k) Plan	18 years	$579,143	$12,856

Bradley C. Hanson	MetaBank Profit Sharing 401(k) Plan	10 years	$329,532	$12,856

Glen W. Herrick	MetaBank Profit Sharing 401(k) Plan	2 years	$37,710	$12,856

Troy Moore III	MetaBank Profit Sharing 401(k) Plan	18 years	$397,988	$12,856

Ira D. Frericks	MetaBank Profit Sharing 401(k) Plan	7 years	$164,919	$12,856

Ronald W. Butterfield	MetaBank Profit Sharing 401(k) Plan	10 years	$356,287	$12,856

J. Tyler Haahr	Meta Financial Group, Inc. Employee Stock Ownership Plan	18 years	$612,259	$10,042

Bradley C. Hanson	Meta Financial Group, Inc. Employee Stock Ownership Plan	10 years	$126,087	$10,042

Glen W. Herrick	Meta Financial Group, Inc. Employee Stock Ownership Plan	2 years	$2,040	$10,042	(2)

Troy Moore III	Meta Financial Group, Inc. Employee Stock Ownership Plan	18 years	$379,718	$10,042

Ira D. Frericks	Meta Financial Group, Inc. Employee Stock Ownership Plan	7 years	$51,521	$10,042

Ronald W. Butterfield	Meta Financial Group, Inc. Employee Stock Ownership Plan	10 years	$105,406	$10,042

(1)	Certain information concerning the assumptions used in the calculation of these amounts is disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2014 Annual Report on Form 10-K..

(2)	Of this amount, as of the date of this proxy, only $2,040 has vested.

Retirement Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Most of our employees, including the members of our executive management team, which includes the named executive officers, participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan.  The named executive officers also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (the Benefit Equalization Plan or BEP) and related Trust Agreement.  This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified plan account.

Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution.  The BEP was amended during 2008 to comply with Code Section 409A.

Potential Payments Upon Termination or Change-in-Control

The Company entered into a restricted stock agreement with Glen W. Herrick on March 29, 2013 which provides for the grant of 4,000 shares of restricted stock.  Of the 4,000 shares, 1,000 shares vested on March 29, 2014 and the remaining 3,000 shares vest in 1,000 share increments on each of March 29, 2015, 2016 and 2017. The agreement further provides that if Mr. Herrick incurs a termination of employment during the vesting period due to disability, death or retirement (as defined in the 2002 Plan), the restrictions will lapse and he will be fully vested in the restricted stock.  In addition, if a tender offer or exchange offer for shares of Company common stock (other than such an offer by the Company) is commenced, or if the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of the assets of the Company, any unvested shares that have not previously been forfeited shall become fully vested upon the occurrence of such event.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its annual report on Form 10-K.

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Rodney G. Muilenburg	Jeanne Partlow

RELATED PERSON TRANSACTIONS

Executives

Troy Moore III is a brother-in-law of J. Tyler Haahr and received approximately $519,000, $414,000 and $508,000 of total compensation as an officer in fiscal years 2014, 2013 and 2012, respectively.  Ellen Moore, our former Senior Vice President of Sales & Marketing, is a sister of Mr. Haahr and the wife of Mr. Moore.  Ms. Moore received approximately $117,000, $146,000 and $124,000 of total compensation as an officer in fiscal years 2014, 2013 and 2012, respectively.  Ms. Moore retired from the Company in June 2014.

Loans

MetaBank has followed a written policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes.  As of September 30, 2014, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to MetaBank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Meta Financial’s directors and executive officers, and persons who own more than 10% of a registered class of Meta Financial’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial common stock and other equity securities of Meta Financial generally by the second business day following a transaction.  Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish Meta Financial with copies of all Section 16(a) forms they file.

To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with, except that one report was not timely filed by each of Bradley C. Hanson and Troy Moore III.  Both reports were filed within three business days of the applicable due date for such filings.

PROPOSAL 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Securities Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our “named executive officers.”  This advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative of this proxy statement.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.  We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals.  Through equity grants, each of our executive officers is aligned with the stockholders long-term interests of increasing the value of the Company.

As an advisory vote, the Say-on-Pay resolution is not binding on the Company.  The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices.  The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee.  The Board, however, values the opinions of our stockholders as expressed through their votes and other communications.  Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” and related compensation tables and narrative located elsewhere in this proxy statement.  These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.  The Company has in place a performance-based compensation system that links executive pay to the short- and long-term performance of the Company.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

PROPOSAL 3:  AMENDMENT AND RESTATEMENT OF THE 2002 PLAN

We are asking our stockholders to approve the amendment and restatement of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (as amended and restated, the “2002 Plan”) to (a) include performance-based award provisions for use in determining executive compensation under the 2002 Plan, which will be used to preserve the deductibility of certain performance-based awards under the 2002 Plan, as described in Sections 3A and 5(d) of the 2002 Plan, and (b) extend the term of the 2002 Plan for an additional five years, as described in Section 15 of the 2002 Plan. We are not asking for the approval of an increase in the number of shares that may be issued under the 2002 Plan or of any other material changes or amendments to the 2002 Plan.  The amendment and restatement of the 2002 Plan was approved by our Board of Directors on November 24, 2014, subject to the approval of our stockholders.

We have designed provisions of the 2002 Plan so that they conform to Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and so that payments made pursuant to performance-based awards issued thereunder to the “Covered Employees” (namely, the Chief Executive Officer and the other executive officers whose income is required to be reported to stockholders as being among the three highest compensated officers other than the Chief Executive Officer and the Chief Financial Officer) will remain deductible by the Company. The 2002 Plan does not, by itself, authorize any payments or the issuance of any shares or any award, as we make actual awards under our individual long-term and short-term compensation programs pursuant to the 2002 Plan.

Our Board of Directors originally adopted the 2002 Plan effective November 25, 2002, and our stockholders approved the 2002 Plan at their meeting on January 27, 2003. The 2002 Plan was subsequently amended on August 26, 2008 (with certain items having retroactive effectiveness), and subsequently amended effective as of January 1, 2009.  By its original terms, the 2002 Plan would have expired on November 25, 2017.  However, by approving the amendment and restatement of the 2002 Plan, we are asking our stockholders to approve the extension of the 2002 Plan by five years through November 25, 2022.

If our stockholders vote to approve the amendment and restatement of the 2002 Plan, (a) the 2002 Plan would remain in effect, and awards would be continue to be able to be granted thereunder, until November 25, 2022, and (b) awards granted after the date of such approval that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and which otherwise meet the relevant requirements should be fully deductible by the Company. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to a Covered Employee may be limited if the compensation exceeds $1 million in any one year. However, the Company will be able to deduct compensation in excess of $1 million if it qualifies as “performance‑based compensation” as defined for purposes of Section 162(m) of the Code. Section 162(m) of the Code requires the Company to seek approval of the performance criteria (described in more detail below) under the 2002 Plan in order to continue to fully deduct for U.S. federal income tax purposes performance-based compensation under the 2002 Plan to our Covered Employees.

If stockholders do not approve amendment and restatement of the 2002 Plan, the pre-amendment version of the 2002 Plan will remain in place, and the 2002 Plan would terminate by its terms on November 20, 2017.  In addition, in the event the amendment and restatement of the 2002 Plan is not approved by our stockholders, we will continue to be able to make awards under the 2002 Plan, but in such case, except for stock options and stock appreciation rights, no compensation resulting from future awards to Covered Employees under the 2002 Plan would qualify as performance-based compensation for purposes of Section 162(m) of the Code, and therefore, all compensation resulting from future awards to Covered Employees under the 2002 Plan (other than stock options and stock appreciation rights) would be subject to the annual $1 million limitation on deductibility imposed by Section 162(m) of the Code.

There was a maximum of approximately 1,150,000 shares of common stock available for issuance under the 2002 Plan as of the effective date of January 1, 2009. As of December 8, 2014, there were approximately 561,307 shares of common stock available for future share-based awards under the 2002 Plan. The closing sale price of our common stock on December 8, 2014 was $35.02 per share on the NASDAQ Global Market.

Section 3A(b) of the 2002 Plan provides that the maximum award paid in cash to any individual under a performance-based compensation program will be limited to $3.0 million for performance periods with a duration of one year or less, and $5.0 million for performance periods with a duration of more than one calendar year. Section 4(b) of the 2002 Plan limits the number of shares of common stock underlying awards granted to an individual in any one (1) year to 100,000 (with such number subject to adjustment to reflect certain corporate transactions that may occur). In addition, Section 3A(c) of the 2002 Plan designates performance criteria on which awards shall be based in order to determine whether awards are earned. Such criteria are specified in the summary below under “Performance-Based Compensation.” We have designed such criteria to comply with the regulations under Section 162(m) of the Code regarding deductibility of awards earned by and paid to Covered Employees. We selected such criteria so that a third party, having knowledge of the relevant facts, could objectively determine whether the performance goals have been met. Please refer to the full text of Section 3A(c) of the 2002 Plan in Appendix A for a more detailed description of such criteria.

We provide a summary description of the 2002 Plan below. That summary is qualified in its entirety by the full text of the 2002 Plan, which is set forth in Appendix A to this Proxy Statement.

Our Board of Directors recommends you vote FOR approval of the amendment and restatement of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan.

Summary Description of the 2002 Plan

Purposes and Eligibility

The purpose of the 2002 Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Company and its affiliates.

Administration and Types of Awards

The 2002 Plan is administered by the Compensation Committee, which interprets the 2002 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size, terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards.

The 2002 Plan allows the granting of the following types of awards:

•	options;

•	stock appreciation rights, or SARs;

•	restricted stock; and

•	performance awards.

Stock Options.    Options may be granted by the Compensation Committee and may only be non-qualified options.  The 2002 Plan originally permitted the grant of incentive stock options, but only during the first ten years of such plan’s existence. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. Each option gives the holder the right to receive a number of shares of common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash, personal check, wire transfer, or shares of common stock (using procedures approved by the Compensation Committee).

The exercise price for all stock options granted under the 2002 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the common stock on the date of grant. The term of all stock options granted under the 2002 Plan will be determined by the Compensation Committee, but generally will not exceed 15 years.

Stock Appreciation Rights or SARs.    All SARs may be granted on a stand-alone basis or in conjunction with stock options granted under the 2002 Plan. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the 2002 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the common stock over a specified price, known as the strike price, fixed by the Compensation Committee, which strike price will not be less than 100% of the fair market value of the common stock on the grant date of the SAR. Payment may be made in cash, shares of the common stock, or other property, in any combination as determined by the Compensation Committee.

Restricted Stock.    Restricted stock is common stock that is forfeitable until the restrictions lapse. The Compensation Committee will determine the restrictions for each award and the purchase price, if any. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock.

Performance Awards.    Performance awards are any grant of a bonus consisting of cash or other property (including common stock) the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee. Performance may be paid in cash, shares of common stock, other securities or other awards under the 2002 Plan. The Compensation Committee will determine the terms of all performance awards, including the performance goals and performance period during which such goals must be met. If the minimum performance goals are not attained during the performance period specified in the applicable award agreement, the participant will forfeit all of his or her performance awards.

Performance-Based Compensation

The objective performance criteria for performance awards granted under the 2002 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	costs;

•	gross revenues;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•	share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	economic value added;

•	aggregate product unit and pricing targets;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, asset quality, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of objectives relating to diversity, employee turnover, regulatory compliance or other internal business items;

•	results of customer satisfaction surveys; and/or

•	debt ratings, debt leverage and debt service.

Change in Control

Unless provided otherwise in an award agreement, a participant’s outstanding awards will become vested, the relevant restrictions on outstanding awards will lapse and the relevant performance goals will be deemed to be met upon the occurrence of a change in control.

For purposes of the 2002 Plan, a “change in control” occurs when (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of our Board of Directors may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of our Board of Directors, or (iii) our stockholders approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.  In addition, to the extent an award under the 2002 Plan constitutes non-qualified deferred compensation subject to Section 409A of the Code, the award agreement for such award may contain a different definition of “change in control” that will be applicable for such award.

Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until two (2) years after such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the participant’s without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until one year after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to retirement, such participant’s stock options or SARs will remain exercisable during the two (2) year period following such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death, disability or retirement), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until one year after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs (whether vested or unvested) will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, with respect to awards of restricted stock, (1) in the event of a participant’s termination of employment or service for any reason other than death, disability or retirement, the unvested portion of any such award will be forfeited to us, and (2) upon termination because of death, disability retirement, the unvested portion of any such award will immediately vest.  With respect to performance awards, the treatment of such awards following a participant’s termination of employment or service will be governed by the provisions of the applicable award agreement.

The 2002 Plan defines “cause” as a termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

Amendment and Termination

Unless the 2002 Plan is earlier terminated by our Board of Directors, the 2002 Plan will automatically terminate on the earlier of (1) the date all shares subject to the 2002 Plan have been purchased or acquired and the restrictions on all restricted stock granted under the 2002 Plan have lapsed, and (2) twenty years from the 2002 Plan’s effective date. Awards granted before the termination of the 2002 Plan may extend beyond that date in accordance with their terms. Our Board of Directors is permitted to amend the 2002 Plan. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or exchange rules, or as otherwise determined by our Board of Directors.  The Compensation Committee may waive any conditions or rights of the Company under any award or may amend an outstanding award, but unless otherwise provided in the 2002 Plan, only with the consent of the affected participant.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2002 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2002 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2002 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2014. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options.  The grant of stock options under the 2002 Plan will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of common stock to an option holder upon exercise of his or her options likely does give rise to taxable income to the option holder and tax deductions for the Company.  The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock purchased on the date of such exercise exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

Stock Appreciation Rights.  The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock.  Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Unless paid in the form of additional restricted stock (which would be subject to the same restrictions and tax treatment as the restricted stock to which they relate) dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock (unless paid in the form of additional restricted stock, which would either require a separate election under Section 83(b) of the Code or will be subject to the treatment described in the paragraph above) will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Other Awards.    The granting of performance awards generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of such awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the award consists of shares of common stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Code.    Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code.    Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2002 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Section 409A of the Code.    Section 409A of the Code applies to amounts that are considered “non‑qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the 2002 Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in the 2002 Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm is KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

The following table presents fees billed by KPMG LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2014 and 2013, and fees billed for other services rendered by KPMG LLP during 2014 and 2013.

Fiscal Year	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2014	$369,000	$112,350	$122,775	$0
2013	308,000	194,800	89,150	0

Audit fees consist of fees for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for audits of financial statements of the employee benefit plan maintained by the Company, fees related to the Company’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”) and assistance with accounting research matters.

Tax fees consist of fees for tax consultation and tax compliance services for the Company and the employee benefit plan maintained by the Company.

The Company’s Audit Committee has considered and concluded that the provision of all non-auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2014 by KPMG LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policy.  The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  The non-audit services include audit-related, tax, and SSAE 16 services.  The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.  In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre‑approved amounts.

During the last two fiscal years ended September 30, 2014, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE YEAR 2015 ANNUAL MEETING

Under Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at Meta Financial’s 2015 Annual Meeting of Stockholders must be received by our Secretary no later than August 24, 2014 to be eligible for inclusion in Meta Financial’s proxy statement and form of proxy related to the 2015 Annual Meeting.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), Meta Financial’s certificate of incorporation and by-laws, and Delaware law.

To be considered for presentation at the next Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, proposals must be received by the Company by the Deadline.  As reflected in Meta Financial’s by-laws, the “Deadline” means the date that is 60 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 50 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.  If a stockholder proposal that is received by the Company after the Deadline is raised at the next Annual Meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company’s proxy statement for such Annual Meeting.

Pursuant to Meta Financial’s by-laws, stockholders may nominate a person or persons for election to the Board of Directors at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to its Secretary.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the Company’s principal executive offices not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.  Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material.  The Company hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K.  Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement.  However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

APPENDIX A

META FINANCIAL GROUP, INC.

2002 OMNIBUS INCENTIVE PLAN(as amended and restated, effective November 24, 2014)

 1.                  Plan Purpose.  The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Company and its Affiliates.

 2.                  Definitions.  The following definitions are applicable to the Plan:

“Affiliate” -- means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” -- means the grant by the Committee under this Plan of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, Restricted Stock or a Performance Award, or any combination thereof, as provided in the Plan.

“Award Agreement” -- means the agreement evidencing the grant of an Award made under the Plan.

“Cause” -- means termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

“Code” -- means the Internal Revenue Code of 1986, as amended.

“Committee” -- means the Committee referred to in Section 3 hereof.

“Company” -- means Meta Financial Group, Inc. and any successor thereto.

“Continuous Service” -- means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Company or an Affiliate, except that when used with respect to a person granted an Incentive Stock Option means the absence of any interruption or termination of service as an employee of the Company or an Affiliate.  Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its parent, its subsidiaries or its successor.

“ERISA” -- means the Employee Retirement Income Security Act of 1974, as amended.

“Incentive Stock Option” -- means an option to purchase Shares granted by the Committee which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed a Non-Qualified Stock Option.

“Market Value” -- means the closing high bid with respect to a Share on the date in question on the Nasdaq Stock Market, or any similar system then in use, or, if the Shares are not then traded on the Nasdaq Stock Market or any similar system, the closing sales price on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the “Exchange Act”) on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the fair market value on such date of a Share as the Committee shall determine. The Committee shall determine the fair market value on such date in accordance with Code Section 409A and the regulations issued thereunder.

“Non-Qualified Stock Option” -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option under Section 422 of the Code.

“Option” -- means an Incentive Stock Option or a Non-Qualified Stock Option awarded to a Participant pursuant to Section 5(a) hereof.

“Participant” -- means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

“Performance Award” -- means an Award granted pursuant to Section 5(d) herein.  For the avoidance of doubt, Performance Awards may include annual incentive awards or annual bonuses.  To the extent a Performance Award is intended to comply with the Performance-Based Exception, the Committee will take such steps as it deems reasonably necessary to ensure that such Performance Award actually complies with the Performance-Based Exception.

“Performance-Based Exception” -- means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) and Treasury Regulations Section 1.162(e)(27), including, to the extent applicable, the special provision for options thereunder.

“Performance Goal” -- means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect the portion of a Participant’s Performance Award potentially payable.  Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends a Performance Award to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 3A(c).

“Performance Measures”  -- has the meaning set forth in Section 3A(c).

“Performance Period”  -- means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Performance Award are to be measured.

“Plan” -- means this Amended and Restated 2002 Omnibus Incentive Plan of the Company.

“Related” -- means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Stock Appreciation Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof.

“Restricted Stock” -- means Shares awarded to a Participant pursuant to Section 5(c) hereof.

“Retirement” -- means retirement from employment with the Company or an Affiliate thereof, as an employee, director, director emeritus or advisory director thereof, having reached the age of 65.

“Shares” -- means the shares of common stock of the Company.

“Stock Appreciation Right” -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

“Ten Percent Holder” -- means any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and any Affiliate.

“Termination of Service” -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, advisory director or employee of the Corporation or any affiliate for purpose of any other Award.

 3.                 Administration.  The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Company, each of whom (i) shall be an outside director as defined in the Performance-Based Exception and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision.  The members of the Committee shall be appointed by the Board of Directors of the Company.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Company, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, to correct any defect or supply an omission or reconcile any inconsistency in the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

3A.	Compliance With Section 162(m) of the Code.

(a)                  Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 3A shall apply.  In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 3A, make any adjustments to such Awards as it deems appropriate.

(b)                 Annual Individual Limitations.  In addition to the annual Share limits set forth in Section 4 of the Plan, no Participant may be granted a cash Award, the maximum payout for which would exceed $3,000,000 for a Performance Period of less than or equal to one (1) year.  No Participant may be granted a cash Award for a Performance Period of more than one (1) year, the maximum payout for which would exceed $5,000,000.

(c)                  Performance Measures.  Subject to Section 3A(f), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 3A(c), for Awards (other than Options and Stock Appreciation Rights) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

1.                    Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

2.                    Earnings (either in the aggregate or on a per-Share basis);

3.                    Net income or loss (either in the aggregate or on a per-Share basis);

4.                    Operating profit;

5.                    Cash flow (either in the aggregate or on a per-Share basis);

6.                    Free cash flow (either in the aggregate on a per-Share basis);

7.                    Costs;

8.                    Gross revenues;

9.                    Reductions in expense levels;

10.                Operating and maintenance cost management and employee productivity;

11.                 Share price or total shareholder return (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

12.                 Net economic value;

13.                 Economic value added;

14.                 Aggregate product unit and pricing targets;

15.                 Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, asset quality, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

16.                 Achievement of objectives relating to diversity, employee turnover, regulatory compliance or other internal business items;

17.                 Results of customer satisfaction surveys; and/or

18.                 Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the date an Award intended to comply with the Performance-Based Exception is granted, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(d)                  Flexibility in Setting Performance Measures.  For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.  The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result.  Performance Measures may differ for Awards to different Participants.  The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more direct or indirect subsidiaries thereof; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(e)                  Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).  The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception.  All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(f)                   Changes to Performance Measures.  In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

4.	Shares Subject to Plan.

(a)                  Subject to adjustment by the operation of Section 7, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,150,000 Shares.  The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares.  Shares which are subject to Related Stock Appreciation Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded.  An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

(b)                  During any calendar year, no Participant may be granted Awards under the Plan of more than 100,000 Shares, subject to adjustment as provided in Section 7.

5.	Awards.

(a)                  Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

(i)            Exercise Price.  The exercise price per Share for an Option shall be determined by the Committee; provided that the exercise price per Share shall not be less than 100% of the Market Value of a Share on the date of grant of such Option; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the exercise price per Share thereof shall not be less than 110% of the Market Value of a Share on the date of grant of such Option.

(ii)           Option Term.  The term of each Option shall be fixed by the Committee, but shall be no greater than 15 years; provided that, in the case of an Incentive Stock Option, the term of such Option shall not exceed ten years; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the term of such option shall not exceed five years.

(iii)          Time and Method of Exercise.  Except as provided in paragraph (a) of Section 6, no Option granted hereunder may be exercised unless at the time the Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.  To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the exercise price, if any and to the extent notice is received by the Company.  Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or, if the Committee specifically approves in writing on an individual basis, (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(iv)         Option Agreements.  At the time of an Award of an Option, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(v)           Limitations on Value of Exercisable Incentive Stock Options.  The aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

(vi)          Eligible Recipients of Incentive Stock Options.  Incentive Stock Options may be granted by the Committee only to employees of the Company or its Affiliates.

(vii)         Incentive Stock Options must be granted no later than 10 years from the date the Plan is adopted or approved by the stockholders, whichever is earlier.

(b)                 Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                   General.  A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised.

(ii)                 Related Options.  A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.  In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised.  Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.  If the Related Option is an Incentive Stock Option, the Related Option shall satisfy all restrictions and the limitations imposed on Incentive Stock Options under paragraph (a) of this Section 5 (including, without limitation, restrictions on exercise price and term).

(iii)                Exercise Price and Term.  The exercise price and term of each Stock Appreciation Right shall be fixed by the Committee; provided that the exercise price per Share subject to a Stock Appreciation Right shall not be less than 100% of the Market Value of a Share on the date of grant of such Stock Appreciation Right; provided further that the term of a Stock Appreciation Right shall not exceed 15 years.

(iv)               Stock Appreciation Right Agreements.  At the time of an Award of a Stock Appreciation Right, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(v)                 Time and Method of Exercise.  Except as provided in paragraph (a) of Section 6, no Stock Appreciation Right may be exercised unless at the time the Participant exercises such Stock Appreciation Right, such Participant has maintained Continuous Service since the date of grant of such Stock Appreciation Right.  To exercise a Stock Appreciation Right under the Plan, the Participant to whom such Stock Appreciation Right was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Stock Appreciation Right) together with full payment of the exercise price, if any and to the extent required.  The date of exercise shall be the date on which such notice is received by the Company.  Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or with the specific written permission of the Committee (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c)                  Restricted Stock.  The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  During the period of time in which the Shares awarded as Restricted Stock are subject to the restrictions contemplated herein (a “Restricted Period”), unless otherwise permitted by the Plan or by the Committee as provided in the applicable Award Agreement, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant.  Except for the restrictions which may be imposed on Restricted Stock, a Participant to whom Shares of Restricted Stock have been awarded shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares.

(ii)                 Restricted Stock Agreements.  At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(iii)           Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Company’s Amended and Restated 2002 Omnibus Incentive Plan and an Agreement entered into between the registered owner and the Company.  Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company, 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.”

(iv)          Removal of Restrictions.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

(d)                  Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and the applicable Award Agreement. At the time of grant of a Performance Award, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Performance Award and such other matters as the Committee shall in its sole discretion determine. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such Performance Period(s) as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee as provided in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, the term of a Performance Award shall not exceed 15 years.  In the case of any Performance Awards that are an annual incentive awards or annual bonuses and are intended to qualify for the Performance-Based Exception, (A) the Committee shall award any such Performance Award within the first ninety (90) days after the beginning of the Performance Period, (B) the Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of the Performance Period, but not later than sixty (60) days after the end of the applicable Performance Period, (C) the Committee reserves the discretion to reduce (but not below zero) the payment due under any such Performance Award; provided that the determination of the Committee to reduce (or not pay) the payment due under any such Performance Award for a Performance Period shall not affect the amount payable to any other Participant; and (D) no amount shall be payable in respect of a Performance Award unless at least the threshold Performance Goal is attained or achieved.  For purposes of complying with Section 409A of the Code, either (1) the entire amount payable in respect of a Performance Award shall be paid no later than March 15 of the calendar year following the calendar year in which the Performance Award vests, or (2) the applicable Award Agreement shall provide a method for deferring the amount due pursuant to a Performance Award and such deferral method shall, to the greatest extent reasonably possible, comply with the requirements of Code Section 409A.

6.	Termination of Service.

(a)                  Options and Stock Appreciation Rights.

(i)                   If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service for any reason (including total and partial disability but excluding Retirement, death and termination of employment by the Company or any Affiliate for Cause), such Participant may, but only within the period of three months, in the case of an Incentive Stock Option, or one year, in the case of a Non-Qualified Stock Option or Stock Appreciation Right,  immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service.  If the Continuous Service of a Participant to whom an Option or Stock Appreciation Right was granted by the Company is terminated for Cause, all rights under any Option or Stock Appreciation Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

(ii)                  If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service due to Retirement, such Participant may, but only within the period of three months, in the case of an Incentive Stock Option, or two years, in the case of a Non-Qualified Stock Option or Stock Appreciation Right, immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service.

(iii)  In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate or within the periods referred to in paragraphs (a)(i) and (a)(ii) of this Section 6, the person to whom any Option or Stock Appreciation Right held by the Participant at the time of his or her death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, or as otherwise permitted to be transferred under Section 10 of the Plan may, but only within the period of two years immediately succeeding the date of death of such Participant, and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right immediately prior to his death. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Stock Appreciation Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Stock Appreciation Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred as permitted by Section 10 of this Plan, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the exercise price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(iv)                Notwithstanding the provisions of subparagraphs (i) through (iii) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

(b)                 Restricted Stock.  Except as otherwise provided in this Plan, if a Participant ceases to maintain Continuous Services for any reason (other than death, total or partial disability or Retirement) unless the Committee, in its sole discretion, shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be forfeited and returned to the Company.  Unless the Committee, in its sole discretion, shall otherwise determine, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or Retirement, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be free of restrictions and shall not be forfeited.

(c)                  Performance Awards.  In the event that a Participant to whom a Performance Award has been granted shall cease to maintain Continuous Service for any reason, the rights of such Participant or any person to whom the Award may have been transferred as permitted by Section 10 shall be governed by the terms of the Plan and the applicable Award Agreement.

 7.                 Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  Any Award which is adjusted as a result of this Section 7 shall be subject to the same restrictions as the original Award.

 8.                  Effect of Merger on Options and Stock Appreciation Rights.  In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Stock Appreciation Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Stock Appreciation Right), thereafter and during the term of each such Option or Stock Appreciation Right, to receive upon exercise of any such Option or Stock Appreciation Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Stock Appreciation Right or Option, multiplied by the number of Shares with respect to which such Option or Stock Appreciation Right shall have been exercised.  Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

 9.                  Effect of Change in Control.  Each of the events specified in the following clauses (i) through (iii) of this Section 9 shall be deemed a “change of control”:  (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.  Upon a change in control, unless the Committee shall have otherwise provided in the applicable Award Agreement, any restrictions or vesting period with respect to any outstanding Awards shall lapse and all such Awards shall become fully vested in the Participant to whom such Awards were awarded; provided, however, that no Award which has previously been exercised or otherwise terminated shall become exercisable.

 10.               Assignments and Transfers.  No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, except that an Award other than an Incentive Stock Option may be transferred pursuant to a qualified domestic relations order or by gift to any member of the Participant’s immediate family or to a trust for the benefit of one or more of such immediate family members.  During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee.  For the purpose of this Section 10, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren.

11.                Employee Rights Under the Plan.  No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of or serve as a director or advisory director of the Company or any Affiliate.

12.                Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation.  The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

13.                 Withholding Tax.  Upon the termination of the restricted period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant or other person receiving such shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

The Company shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments.  Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

All withholding decisions pursuant to this Section 13 shall be at the sole discretion of the Committee or the Company.

14.                Amendment or Termination.

(a)                  Subject to paragraph (b) of this Section 14, the Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board of Directors of the Company, in its discretion, determines to seek such stockholder approval.

(b)                  Except as otherwise provided herein, the Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award.  The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

15.                Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the stockholders of the Company.  It shall continue in effect for a term of 20 years unless sooner terminated under Section 14 hereof.

16.                Code Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder; provided, however, that in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance.  The Company and its direct and indirect subsidiaries make no guarantees to any person (whether a Participant or otherwise) regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its direct and indirect subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

META FINANCIAL GROUP, INC. 5501 S. BROADBAND LANE SIOUX FALLS, SD 57108 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frederick V. Moore 02 Troy Moore III The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. To approve by a non-binding advisory vote, the compensation of our "named executive officers" (a Say-on-Pay vote). ☐ ☐ ☐ 3. To approve the amendment and restatement of the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan. ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . META FINANCIAL GROUP, INC. Annual Meeting of Stockholders January 26, 2015 This proxy is solicited by the Board of Directors The undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta Financial"), and its survivors, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Meta Financial common stock held of record by the undersigned at the close of business on December 8, 2014, at the annual meeting of stockholders, and at any and all adjournments or postponements thereof. ESOP/PROFIT SHARING 401(k) PLAN PARTICIPANTS: As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "ESOP") and/ or the MetaBank Profit Sharing 401(k) Plan (the "Profit Sharing Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, the Trustee of the applicable plan, how to vote the shares of Meta Financial Group stock held for you in the plan. You should submit your instructions as described above. These shares will be voted at the Annual Meeting of Stockholders or at any and all adjournments or postponements of the Annual Meeting. If your instructions are not received by January 21, 2015 or you do not respond, the Trustee will decide how to vote the shares held for you in the ESOP and/or the Profit Sharing Plan, as applicable. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you and any other participant have directed the Trustee to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta Financial does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors. Continued and to be signed on reverse side 0000222816_2 R1.0.0.51160